UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2021

GENERAL CANNABIS CORP

(Exact Name of Registrant as Specified in Charter)

Colorado	000-54457	90-1072649
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6565 E. Evans Avenue Denver, Colorado	80224
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 759-1300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Officer

On September 6, 2021, Jessica Bast, 43, was appointed as the Chief Financial Officer of General Cannabis Corp (the “Company”). The Board also designated Ms. Bast as the Company’s principal financial officer and principal accounting officer. Ms. Bast was previously the Controller of the Company. Pursuant to an Offer Letter with the Company, Ms. Bast will be paid a base salary of $165,000 with a guaranteed bonus of 10% of her base salary, subject to discretionary increase by the Board. All of Ms. Bast’s current options to purchase shares of the Company’s common stock (“Common Stock”) will vest immediately and be subject to a one-year lockup period; be repriced such that the exercise price thereof is the closing price of the Common Stock as of September 3, 2021, except for one tranche of 34,880 options which shall remain with an exercise price equal to $0.39 per share; and expire upon the later of (i) December 31, 2024 or (ii) the existing term thereof. Ms. Bast will be eligible to participate in the Company’s 2020 Equity Incentive Plan.

Ms. Bast served as the Company’s Controller from September 2017 to September 2021, where she oversaw all accounting related matters, including cash, accounts receivable, inventory, fixed assets, accounts payable and payroll, as well as management of the stock option plan. From July 2016 to September 2017, Ms. Bast served as Technical Accounting Research Manager at Pinnacle Agriculture, where she prepared technical accounting memoranda and implemented new processes and evaluated and refined old processes. Ms. Bast also spent over 10 years at Hein & Associates as an Audit Manager. She is a licensed certified public accountant in the State of Colorado. Ms. Bast holds a B.S. in Accounting from the Metropolitan State College of Denver where she graduated in 2000.

There are no family relationships between Ms. Bast and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. No information is required to be disclosed with respect to Ms. Bast pursuant to Item 404(a) of Regulation S-K other than with respect to her employment with the Company, as summarized above.

The foregoing description of Ms. Bast’s employment does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, annexed to this Form 8-K as Exhibit 10.1, and is incorporated herein by reference.

Resignation of Officer

On September 3, 2021, Diane Jones resigned as the Company’s Chief Financial Officer. Ms. Jones’ resignation was not related to any disagreement with the Company regarding any matter relating to the Company’s operations, policies or practices.

Compensatory Arrangement of New Director

On September 9, 2021, the Company and Timothy Brown, a newly-elected member of the Board, entered into an Employment Agreement pursuant to which Mr. Brown will serve as the Company’s Chief Visionary Officer for a term of two years, subject to earlier termination upon certain conditions. Mr. Brown will receive a base salary of $400,000 per annum, subject to downward adjustment based on a formula relating to sales of Common Stock of the Company held by Mr. Brown. Reference is made to our Form 8-K filed on April 21, 2021 for a full description of the previously-disclosed transaction relating to the Trees acquisition.

The foregoing description of Mr. Brown’s employment does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, annexed to this Form 8-K as Exhibit 10.2, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
10.1	Offer Letter dated September 5, 2021 between the Company and Jessica Bast.
10.2	Employment Agreement dated September 9, 2021 between the Company and Timothy Brown.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 10, 2021

GENERAL CANNABIS CORP

By:	/s/ Adam Hershey
Name:	Adam Hershey
Title:	Interim Chief Executive Officer